Exhibit 1.01

Conflict Minerals Report of Ambarella, Inc.

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report of Ambarella, Inc. (“Ambarella,” “we,” “us,” “our,” or the “Company”) is filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 for calendar year 2025. Rule 13p-1 implements the conflict minerals reporting and disclosure requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The rule applies to SEC registrants whose products contain conflict minerals necessary to the functionality or production of those products. For purposes of this report, “conflict minerals” refers to cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

The statements in this report are based on the activities undertaken and information available as of the date of this filing.

1.	Company Overview; Covered Products

Ambarella was incorporated in the Cayman Islands in 2004. We design and develop low-power system-on-a-chip, or SoC, semiconductors providing powerful artificial intelligence, or AI, processing, advanced image signal processing and high-resolution video compression. Ambarella’s SoC products are used in a wide variety of edge AI and human vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, consumer cameras, and robotics applications. We sell our SoC solutions to original equipment manufacturers (OEMs) as well as to design manufacturers (ODMs) and other suppliers that support OEMs. During the 2025 calendar year, we sub-contracted to manufacture our SoC products containing 3TG minerals and the use of these minerals is necessary to the functionality or production of our SoC products.

2.	Supply Chain Overview

We operate our business based on a fabless semiconductor model. Accordingly, we rely on third parties, primarily located in Asia, for substantially all of our manufacturing operations, including wafer fabrication, assembly and testing of our SoC products. There are multiple tiers between our company and the mines that produce conflict minerals used in our products. Accordingly, we rely on our direct suppliers to provide information on the origin of the conflict minerals that are included in our products. All of our suppliers of conflict minerals have adopted a conflict minerals policy and due diligence framework based on the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

3.	Due Diligence Program

Our due diligence processes and efforts have been developed in conjunction with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG minerals. We designed our due diligence process to conform in all material respects with these guidelines. Our due diligence measures include:

•	Identification of the components in Ambarella products that contain conflict minerals, and the suppliers through which those components are sourced.

•

Conducting a supply-chain survey with direct suppliers of materials containing conflict minerals using the using the standard Conflict Minerals Reporting Template (CMRT) from the Responsible Minerals Initiative (RMI).

•	Communicating with any direct suppliers that did not timely respond to surveys or provide complete responses.

•

Comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as compliant with RMI’s Responsible Minerals Assurance Protocol.

Our conflict minerals project team responsible for conducting the due diligence is comprised of employees in our operations department, which is responsible for selecting and retaining relationships with our third-party vendors. Our due diligence process is overseen by executives from our operations and legal functions.

We have retained all relevant documentation from our reasonable due diligence measures to ensure the retention of relevant documentation.

4.	Reasonable Country of Origin Inquiry (RCOI) and RCOI Results

We conducted a survey of our active suppliers using a template from the Responsible Minerals Initiative (RMI), known as the Conflict Minerals Reporting Template. The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free sourcing policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as due diligence undertaken by the supplier. We believe this template is widely used by companies in our industry for the purpose of conducting due diligence related to conflict minerals.

During the process of our review, we identified our direct suppliers who fell within the scope of our RCOI. We sent the Conflict Minerals Reporting Template to these direct suppliers and received responses from each of them. Each of our direct suppliers indicated that they had received data or information about the origin of 3TG minerals from all of their suppliers. Each of our direct suppliers also indicated that they reported all of the applicable smelter and refinery information in their response to our inquiry.

Based on our due diligence activities, our suppliers identified a total of 91 smelters and refiners from which 3TG minerals may have been sourced. All of our suppliers indicated that some of the smelters they use do source some 3TG minerals from covered countries. Of the smelters and refiners identified by our suppliers as sourcing 3TG minerals from covered countries in the calendar year ended December 31, 2025, all have been certified as compliant with the Responsible Minerals Assurance Protocol (RMAP). The responses received from our suppliers provided data at the supplier company level relative to the supplier, rather than at a level directly relating to a Covered Product that the supplier supplies to us, or were otherwise unable to specify the smelters or refiners used for Covered Products supplied to us. We were therefore unable to validate which of these smelters or refiners are actually in our supply chain.

5.	Audit of Supply Chain Due Diligence

As a fabless semiconductor company, we do not have a direct relationship with 3TG smelters and refiners and did not perform direct audits of the entities in our supply chain. As a downstream purchaser of materials and components that contain conflict minerals, our due diligence measures cannot provide absolute assurance regarding the source and chain of custody of the conflict minerals in our Covered Products. Instead, we rely on industry third-party audit programs, including RMI’s Responsible Minerals Assurance Process (RMAP).

6.	Facilities Used to Process Conflict Materials

Based on the supplier information described above, we believe that, to the best of our knowledge, the smelters and refiners listed in the table below may have been used to process the 3TG contained in our products manufactured in the calendar year ended December 31, 2025. Because supplier responses were provided at the company level rather than for specific Covered Products supplied to us, we were unable to determine whether any particular smelter or refiner reported by a supplier was actually in our supply chain.

METAL	NAME OF SMELTER OR REFINERY	LOCATION	CID#
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	Masan High-Tech Materials	VIET NAM	CID002543

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Tin	Alpha Assembly Solutions, Inc.	UNITED STATES OF AMERICA	CID000292

Tin	PT Premium Tin Indonesia	INDONESIA	CID000313

Tin	Dowa	JAPAN	CID000402

Tin	Fenix Metals	POLAND	CID000468

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Tin	Minsur	PERU	CID001182

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Timah Tbk Kundur	INDONESIA	CID001477

Tin	PT Timah Tbk Mentok	INDONESIA	CID001482

Tin	Thaisarco	THAILAND	CID001898

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	Super Ligas	BRAZIL	CID002576

Tin	PT Rajehan Ariq	INDONESIA	CID002593

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696

Tin	Aurubis Beerse	BELGIUM	CID002773

Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325

Tin	Luna Smelter, Ltd.	RWANDA	CID003387

Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449

Tin	CRM Synergies	SPAIN	CID003524

Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192

Tantalum	NPM Silmet AS	ESTONIA	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544

Tantalum	TANIOBIS GmbH	GERMANY	CID002545

Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548

Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Gold	Asahi Metalfine, Inc.	JAPAN	CID000082

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	JX Advanced Metals Corp.	JAPAN	CID000937

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	MKS PAMP SA	SWITZERLAND	CID001352

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030